Exhibit 1.1

Execution Version

Pricing Agreement

Barclays Capital Inc.
745 Seventh Avenue
New York, NY 10019
United States of America

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

United States of America

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

United States of America

J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179
United States of America

April 1, 2020

Ladies and Gentlemen:

Equinor ASA, a public limited company incorporated under the laws of the Kingdom of Norway (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement Standard Provisions, a copy of which is attached hereto as Annex I (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”): (i) $1,250,000,000 principal amount of 2.875% Fixed Rate Notes due 2025 (the “2025 Notes”), (ii) $500,000,000 principal amount of 3.000% Fixed Rate Notes due 2027 (the “2027 Notes”), (iii) $1,500,000,000 principal amount of 3.125% Fixed Rate due 2030 (the “2030 Notes”), (iv) $500,000,000 principal amount of 3.625% Fixed Rate due 2040 (the “2040 Notes”) and (v) $1,250,000,000 principal amount of 3.700% Fixed Rate Notes due 2050 (the “2050 Notes” and, together with the 2025 Notes, 2027 Notes, the 2030 Notes and the 2040 Notes, the “Designated Securities”) with the guarantees of Equinor Energy AS, a limited company incorporated under the laws of the Kingdom of Norway (the “Guarantor”) endorsed thereon. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement. Each reference to the “Representatives” herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 15 of the Underwriting Agreement and the address of the Representatives referred to in Section 16 of the Underwriting Agreement are set forth at the end of Schedule II hereto.

A supplement to the Base Prospectus relating to the Designated Securities in the form heretofore delivered to you is now proposed to be filed with the Commission (the “Prospectus Supplement”).

               The Applicable Time for purposes of this Pricing Agreement is 5.15 p.m., New York time, on the date hereof. Each “free writing prospectus” as defined in Rule 405 under the Securities Act for which each party hereto received consent to use in accordance with Section 6 of the Underwriting Agreement is listed in Schedule III hereto.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, each of the Company and the Guarantor jointly and severally agrees that the Company will issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase prices to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

During the period beginning from the date of this Pricing Agreement and continuing to and including the Time of Delivery for the Designated Securities, the Company and Guarantor agree not to offer, sell, contract to sell or otherwise dispose of any debt securities issued by the Company which mature more than one year after such Time of Delivery, which are substantially similar to such Designated Securities, which are denominated in the same currency as such Designated Securities and are offered primarily in the same market as such Designated Securities are primarily offered, without the prior written consent of the Representatives, such consent not to be unreasonably withheld.

If the foregoing is in accordance with your understanding, please sign and return to us one copy for the Company and the Guarantor and each of the Representatives plus one copy for each counsel counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Company and the Guarantor. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Guarantor for examination upon request.

This Pricing Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Very truly yours.

EQUINOR ASA

By:	/s/ Russell Alton
	Name:	Russell Alton
	Title:	Senior Vice President, Finance

EQUINOR ENERGY AS

By:	/s/ Russell Alton
	Name:	Russell Alton
	Title:	Senior Vice President, Finance

Accepted as of the date hereof:

BARCLAYS CAPITAL INC.

By:	/s/ Andrew Pocius
	Name:	Andrew Pocius
	Title:	Managing Director

BOFA SECURITIES, INC.

By:	/s/ Andrew R. Karp
	Name:	Andrew R. Karp
	Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian D. Bednarski
	Name:	Brian D. Bednarski
	Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Maria Sramek
	Name:	/s/ Maria Sramek
	Title:	Executive Director

Schedule I

Underwriters	Principal Amount of the 2025 Notes	Principal Amount of the 2027 Notes	Principal Amount of the 2030 Notes	Principal Amount of the 2040 Notes	Principal Amount of the 2050 Notes
Barclays Capital Inc.	$312,500,000	$125,000,000	$375,000,000	$125,000,000	$312,500,000
BofA Securities, Inc.	$312,500,000	$125,000,000	$375,000,000	$125,000,000	$312,500,000
Citigroup Global Markets Inc.	$312,500,000	$125,000,000	$375,000,000	$125,000,000	$312,500,000
J.P. Morgan Securities LLC	$312,500,000	$125,000,000	$375,000,000	$125,000,000	$312,500,000
Total	$1,250,000,000	$500,000,000	$1,500,000,000	$500,000,000	$1,250,000,000

I-1

Schedule II

Designated Securities

$1,250,000,000 2.875% Fixed Rate Notes due 2025 (the “2025 Notes”)

$500,000,000 3.000% Fixed Rate Notes due 2027 (the “2027 Notes”)

$1,500,000,000 3.125% Fixed Rate Notes due 2030 (the “2030 Notes”)

$500,000,000 3.625% Fixed Rate Notes due 2040 (the “2040 Notes”)

$1,250,000,000 3.700% Fixed Rate Notes due 2050 (the “2050 Notes”)

The 2025 Notes, 2027 Notes, 2030 Notes, 2040 Notes and 2050 Notes are collectively referred to as the “Designated Securities”.

Issuer:

Equinor ASA (“Equinor” or “Company”)

Guarantor:

Equinor Energy AS (“Equinor Energy” or “Guarantor”)

Title:

2.875% Fixed Rate Notes due 2025

3.000% Fixed Rate Notes due 2027

3.125% Fixed Rate Notes due 2030

3.625% Fixed Rate Notes due 2040

3.700% Fixed Rate Notes due 2050

Aggregate principal amount:

2025 Notes: $1,250,000,000

2027 Notes: $500,000,000

2030 Notes: $1,500,000,000

2040 Notes: $500,000,000

2050 Notes: $1,250,000,000

Price to Public:

99.972% of the principal amount of the 2025 Notes
99.506% of the principal amount of the 2027 Notes
99.210% of the principal amount of the 2030 Notes
99.072% of the principal amount of the 2040 Notes
99.265% of the principal amount of the 2050 Notes

Purchase Price by Underwriters:

99.822% of the principal amount of the 2025 Notes
99.321% of the principal amount of the 2027 Notes
98.985% of the principal amount of the 2030 Notes
98.572% of the principal amount of the 2040 Notes
98.665% of the principal amount of the 2050 Notes

Form of Designated Securities:

Book-entry only form represented by one or more global registered form securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified funds for payment of purchase price:

Immediately available funds.

Method of Payment:

Wire transfers to the following account, or to such other account as may be notified by Equinor or Equinor Energy, as the case may be, to the Representatives by 5:00 P.M. (New York City time) on the business day prior to the Time of Delivery.

Account:	15071368
IBAN:	GB68CHAS60924215071368
Intermediary:	JP Morgan Chase Bank, London
BIC:	CHASGB2L
Correspondent:	JP Morgan Chase Bank, New York
BIC:	CHASUS33

Indenture:

Indenture dated as of April 15, 2009, as supplemented and amended by the Supplemental Indenture No. 1, dated as of May 26, 2010, as further supplemented and amended by the Supplemental Indenture No. 2, dated as of May 16, 2018, as further supplemented and amended by the Supplemental Indenture No. 3, dated as of September 10, 2018 and as further supplemented and amended by the Supplemental Indenture No. 4 dated as of November 18, 2019 in each case among Equinor ASA, Equinor Energy AS and Deutsche Bank Trust Company Americas, as Trustee.

Maturity:

2025 Notes: April 6, 2025
2027 Notes: April 6, 2027
2030 Notes: April 6, 2030
2040 Notes: April 6, 2040
2050 Notes: April 6, 2050

Interest Rate:

2025 Notes: 2.875% per annum
2027 Notes: 3.000% per annum
2030 Notes: 3.125% per annum
2040 Notes: 3.625% per annum
2050 Notes: 3.700% per annum

Interest Payment Dates:

April 6 and October 6 of each year, commencing October 6, 2020

Additional Amounts:

Payable as described in the preliminary Prospectus Supplement.

Optional Make-Whole Redemption Provision:

Equinor has the right to redeem Designated Securities of any series, in whole or in part, at any time and from time to time prior to (i) March 6, 2025 (one month prior to maturity) with respect to the 2025 Notes, (ii) February 6, 2027 (two months prior to maturity) with respect to the 2027 Notes, (iii) January 6, 2030 (three months prior to maturity) with respect to the 2030 Notes, (iv) October 6, 2039 (six months prior to maturity) with respect to the 2040 Notes and (v) October 6, 2049 (six months prior to maturity) with respect to the 2050 Notes, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes to be redeemed, and
•

the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed as if the Notes to be redeemed matured on (i) March 6, 2025 (one month prior to maturity) with respect to the 2025 Notes, (ii) February 6, 2027 (two months prior to maturity) with respect to the 2027 Notes, (iii) January 6, 2030 (three months prior to maturity) with respect to the 2030 Notes, (iv) October 6, 2039 (six months prior to maturity) with respect to the 2040 Notes and (v) October 6, 2049 (six months prior to maturity) with respect to the 2050 Notes (in each case not including any portion of payments of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate (as defined in the preliminary Prospectus Supplement) plus (i) 40 basis points in the case of the 2025 Notes, (ii) 40 basis points in the case of the 2027 Notes, (iii) 40 basis points in the case of the 2030 Notes, (iv) 40 basis points in the case of the 2040 Notes and (v) 40 basis points in the case of the 2050 Notes, plus accrued and unpaid interest to the date of redemption.

On or after (i) March 6, 2025 (one month prior to maturity) with respect to the 2025 Notes, (ii) February 6, 2027 (two months prior to maturity) with respect to the 2027 Notes, (iii) January 6, 2030 (three months prior to maturity) with respect to the 2030 Notes, (iv) October 6, 2039 (six months prior to maturity) with respect to the 2040 Notes and (v) October 6, 2049 (six months prior to maturity) with respect to the 2050 Notes, Equinor has the right to redeem the Designated Securities of any series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Designated Securities to be redeemed, plus accrued and unpaid interest to the date of redemption.

Tax Redemption Provision:

As described in the preliminary Prospectus Supplement.

Sinking Fund Provisions:

No sinking fund provisions.

Extendable provisions:

No extendable provisions.

Defeasance provisions:

The Designated Securities are entitled to full defeasance and discharge under certain conditions.

No Negative Pledge:

The Designated Securities will not benefit from any negative pledge.

No Limitation on Sale and Leaseback Transactions:

The Designated Securities will not benefit from any limitation on sale and leaseback transactions.

Guarantee release provisions:

               As described in the preliminary Prospectus Supplement.

Issuer substitution provisions:

               As described in the preliminary Prospectus Supplement.

Time of Delivery:

April 6, 2020.

Closing Location:

Sullivan & Cromwell LLP, 1 New Fetter Lane, London EC4A 1AN

Names and addresses of Representatives:

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

United States of America

               BofA Securities Inc.

               One Bryant Park

               New York, NY 10036

               United States of America

Citigroup Global Markets

388 Greenwich Street

New York, NY 10013

United States of America

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

United States of America

Other Terms:

Selling Restrictions

European Economic Area and the United Kingdom. The Designated Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom (the “UK”). For these purposes, the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU  (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”) . Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Designated Securities or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the Designated Securities or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation. The prospectus supplement and the attached Base Prospectus have been prepared on the basis that any offer of Designated Securities in any Member State of the EEA or in the UK will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Designated Securities. The prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Each Underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Designated Securities to any retail investor in the EEA or in the UK. For the purposes of this provision the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

United Kingdom. The prospectus supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who (a) are outside the United Kingdom or (b) are in the United Kingdom and are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The prospectus supplement must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which the document relates is only available to, and will be engaged in with, relevant persons.

Each Underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Designated Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantor; and

(b)

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Designated Securities in, from or otherwise involving the United Kingdom.

Norway. Each Underwriter has represented and agreed that no offering material in relation to any of the Designated Securities has been or will be approved by the Oslo Stock Exchange or the Norwegian Financial Supervisory Authority. Accordingly, each Underwriter has agreed, and each further underwriter appointed will be required to agree, that the Designated Securities will only be directed to qualified investors as defined in the Norwegian Securities Regulation section 7-1 or in accordance with other relevant exceptions from the prospectus requirements. Accordingly, the offer of the Designated Securities and the related materials may not be made available to the public in Norway nor may the offer of the Designated Securities otherwise be marketed and offered to the public in Norway. The Designated Securities may be issued only outside Norway and may not be denominated in NOK.

Hong Kong. The Designated Securities may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the Designated Securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Designated Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Japan. The Designated Securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). The Designated Securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Singapore. The prospectus supplement and the attached Base Prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the prospectus supplement, the attached Base Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Designated Securities may not be circulated or distributed, nor may the Designated Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA ) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the Designated Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the Designated Securities under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the Designated Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the Designated Securities under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Canada. The Designated Securities may be sold only in any province of Canada to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Designated Securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

               Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus supplement (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Other jurisdictions outside the United States. Each underwriter has represented and agreed that with respect to any other jurisdiction outside the United States, it has not offered or sold and will not offer or sell any of the Designated Securities in any jurisdiction, except under circumstances that resulted or will result in compliance with the applicable rules and regulations of such jurisdiction.

Recognition of the U.S. Special Resolution Regimes:

(a)          In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Underwriting Agreement and Pricing Agreement, and any interest and obligation in or under this Underwriting Agreement and Pricing Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Underwriting Agreement and Pricing Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Underwriting Agreement and Pricing Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Underwriting Agreement and Pricing Agreement were governed by the laws of the United States or a state of the United States.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)           a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)          a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)        a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Schedule III

(a)              Issuer Free Writing Prospectuses:

Final term sheet dated April 1, 2020 containing the final terms of the Designated Securities of each series

(b)             Underwriter Free Writing Prospectuses:

None

(c)               Additional Documents Incorporated by Reference:

Report on Form 6-K filed on April 1, 2020

III-1

ANNEX I TO THE PRICING AGREEMENT

Underwriting Agreement

EQUINOR ASA

Debt Securities
fully and unconditionally guaranteed by Equinor Energy AS
(a wholly-owned subsidiary of Equinor ASA)

Underwriting Agreement Standard Provisions

To the Representatives named from time to time in the
applicable Pricing Agreement hereinafter described

Ladies and Gentlemen:

From time to time Equinor ASA, a public limited company incorporated under the laws of the Kingdom of Norway (“Equinor” or the “Company”) and Equinor Energy AS, a limited company incorporated under the laws of the Kingdom of Norway (the “Guarantor”), propose to enter into one or more Pricing Agreements (each a “Pricing Agreement”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and the Company, subject to the terms and conditions stated herein and therein, proposes to issue and sell to the several firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) certain of its debt securities (the “Securities”) specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the “Designated Securities”) which are to have endorsed thereon the Guarantees (as defined below), such Securities to be issued under the Indenture (as defined below). The Securities shall be fully and unconditionally guaranteed by the Guarantor as to the due and prompt payment of the principal of (and premium, if any) and interest (including additional amounts, if any, and sinking fund payments, if any) on the Securities when and as the same shall become due and payable (the “Guarantees” and each a “Guarantee”).

The terms and rights of any particular issuance of Designated Securities shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the indenture (the “Indenture”) identified in such Pricing Agreement. The Securities may have varying designations, maturities, rates and times of payment of interest, selling prices and redemption and other terms.

1.                 Particular sales of Designated Securities may be made from time to time to the Underwriters of such Securities, for whom the firms designated as representatives of the Underwriters of such Securities in the applicable Pricing Agreement relating thereto will act as representatives (the “Representatives”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to an Underwriter or Underwriters who act without any firm being designated as its or their representatives. This Agreement shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any of the Underwriters to purchase any of the Securities except as set forth in a Pricing Agreement, it being understood that the obligation of the Company to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the applicable Pricing Agreement with respect to the Designated Securities specified therein.

Each Pricing Agreement shall specify the aggregate principal amount of such Designated Securities, the initial public offering price of such Designated Securities, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters, the principal amount of such Designated Securities to be purchased by each Underwriter and the underwriting discount and/or commission, if any, payable to the Underwriters with respect thereto and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor. The applicable Pricing Agreement shall also specify (to the extent not set forth in the Indenture and the Registration Statement and Prospectus (as defined below) with respect thereto) the terms of such Designated Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts) and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

2.                 Each of the Company and the Guarantor hereby jointly and severally represents and warrants to, and agrees with each of the Underwriters that:

(a)              An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), on Form F-3 (Registration Nos. 333-221130 and 333-221130-01) relating to the Securities and the related Guarantees to be issued from time to time by the Company has been filed by the Company and the Guarantor with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date of the applicable Pricing Prospectus (as defined below); such registration statement and any post-effective amendment thereto became effective on filing; no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for such purpose has been initiated or, to the knowledge of either the Company or the Guarantor, threatened by the Commission; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company or the Guarantor. For purposes of this Agreement:

(i)               the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of the applicable Pricing Agreement, is hereinafter called the “Base Prospectus”;

(ii)             any preliminary form of prospectus (including any preliminary prospectus supplement) relating to the Designated Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Preliminary Prospectus”;

(iii)            the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities and the related Guarantees that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”;

(iv)            the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in the applicable Pricing Agreement with respect to the Designated Securities), is hereinafter called the “Pricing Prospectus”;

(v)             the Base Prospectus, as amended and supplemented by any final prospectus supplement relating to the Designated Securities and the related Guarantees filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”;

(vi)            any reference in this Agreement to the Registration Statement, the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and incorporated therein, in each case on or before the effective date of the Registration Statement or the date of such Base Prospectus, Pricing Prospectus, Preliminary Prospectus or Prospectus, as the case may be;

(vii)          any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and

(viii)        the “Applicable Time” is the time specified as such in the applicable Pricing Agreement with respect to the Designated Securities.

(b)              No order preventing or suspending the use of any Preliminary Prospectus or any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Designated Securities and the related Guarantees (an “Issuer Free Writing Prospectus”) has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in such Preliminary Prospectus in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by an Underwriter of Designated Securities through the Representatives expressly for use therein.

(c)               The Pricing Prospectus, as supplemented by any final term sheet prepared and filed pursuant to Section 5(a) hereof and any Issuer Free Writing Prospectus listed in Schedule III to the applicable Pricing Agreement (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III to the applicable Pricing Agreement (if any) does not conflict with the information contained or incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and, taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions in the Pricing Disclosure Package or made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished to the Company or the Guarantor in writing by an Underwriter of Designated Securities through the Representatives expressly for use therein.

(d)             The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions in the documents incorporated by reference in the Pricing Prospectus and Prospectus made in reliance upon and in conformity with information furnished to the Company or the Guarantor in writing by an Underwriter of Designated Securities through the Representatives expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of the applicable Pricing Agreement, except as set forth on Schedule III to the applicable Pricing Agreement.

(e)               The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by an Underwriter of Designated Securities through the Representatives expressly for use therein.

(f)               (i) At the time of the filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this sub-section (f) only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption provided for in Rule 163 under the Securities Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act.

(g)              At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(h)             Since the respective dates as for which information is given in the Registration Statement and the Pricing Prospectus, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole other than as set forth in the Registration Statement and the Pricing Prospectus.

(i)                Each of the Company and the Guarantor has been duly incorporated, and the Company is validly existing as a public limited company (allmennaksjeselskap) under the laws of the Kingdom of Norway, and the Guarantor is validly existing as a limited company (aksjeselskap) under the laws of the Kingdom of Norway, and each of the Company and the Guarantor has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement and the Pricing Prospectus.

(j)               The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid.

(k)             Prior to the issuance of Designated Securities, the applicable Pricing Agreement will be duly authorized, executed and delivered by the Company and the Guarantor.

(l)               Prior to the date of the applicable Pricing Agreement, the Securities will be duly authorized by the Company, and, when issued and delivered pursuant to the applicable Pricing Agreement, the applicable Designated Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture under which they are to be issued; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding instrument of, and is enforceable against each of the Company and the Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Designated Securities and the Indenture conform to the descriptions thereof contained in the Pricing Disclosure Package with respect to the issuance of Designated Securities.

(m)            Prior to the date of the applicable Pricing Agreement, the Guarantees will be duly authorized by the Guarantor and, when the Designated Securities are executed, issued and delivered by the Company and the Guarantee endorsed thereon as contemplated hereby and by the Pricing Agreement with respect to the Designated Securities and the Indenture, the Guarantees will have been duly endorsed thereon and will constitute valid and binding obligations of the Guarantor enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(n)              The issue and sale of the Designated Securities and the related Guarantees, the execution and delivery by the Company and the Guarantor, as the case may be, of, and the performance by the Company and the Guarantor of their respective obligations under, all of the provisions of the Designated Securities, the Guarantees, the Indenture, this Agreement and any Pricing Agreement and the consummation of the transactions herein and therein contemplated will not contravene or result in a breach or violation of (i) the Articles of Association of the Company or the Guarantor; (ii) any agreement or other instrument binding upon the Company, the Guarantor or any of their respective significant subsidiaries (as defined in Rule 405 under the Securities Act) (each a “Significant Subsidiary”), or to which any assets of the Company, the Guarantor or any Significant Subsidiary is subject, that is material to the Company and its subsidiaries, taken as a whole; or (iii) any statute, rule, regulation, judgment, order or decree of any government or governmental agency or body, or any court of the Kingdom of Norway, the European Economic Area or the United States (each, a “Governmental Agency”) having jurisdiction over the Company, the Guarantor or any Significant Subsidiary, except statutes, rules, regulations, judgments, orders or decrees the contravention, breach or violation of which would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), and which would not affect the due authorization, execution, validity, binding effect or enforceability of this Agreement, any Pricing Agreement, the Indenture, the Designated Securities or the Guarantees relating to the Designated Securities; and no consent, approval, authorization or order of, or qualification with, any Governmental Agency is required for the performance by the Company or the Guarantor of its obligations under this Agreement and the applicable Pricing Agreement, the Indenture, the Designated Securities or the Guarantees relating to the Designated Securities, except such as have been obtained under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Designated Securities by the Underwriters.

(o)             The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Description of the Debt Securities and Guarantees”, “Description of Notes and Guarantees”, “Taxation”, “Plan of Distribution” and “Underwriting”, and in each case when read together with the final term sheet prepared and filed pursuant to Section 5(a) hereof and insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.

(p)             Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending or, to the best knowledge of the Company, contemplated or threatened to which the Company, or any of its subsidiaries is a party or to which any of the assets of the Company, or any of its subsidiaries is subject, which would individually or in the aggregate be reasonably expected to have a Material Adverse Effect.

(q)              Neither the Company nor the Guarantor is, and after giving effect to each offering and sale of the Designated Securities and the application of the proceeds thereof, will be, required to register as an “investment company” as such term is defined in the U.S. Investment Company Act of 1940, as amended.

(r)               Except as described in the Pricing Prospectus, no stamp or other issuance or transfer taxes or duties or similar fees or charges are payable by or on behalf of the Underwriters to the Kingdom of Norway or any political subdivision or taxing authority thereof or therein in connection with (i) the issuance, sale and delivery by the Company of the Designated Securities to or for the respective accounts of the Underwriters or (ii) the sale and delivery by the Underwriters of the Designated Securities in accordance with the terms of this Agreement and in the manner contemplated by the Pricing Prospectus and the Prospectus.

(s)               The Company and its subsidiaries possess all certificates, authorizations, orders, licenses and permits of and from, and have made all filings with, any Governmental Agency having jurisdiction over the Company and any of its subsidiaries necessary to conduct its business as presently conducted, except as set forth in the Pricing Prospectus and the Prospectus and except to the extent that the failure to possess all such certifications, authorizations, orders, licenses and permits, or to have made such filings, would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, order, license or permit, in which there is more than an insubstantial risk of an unfavorable decision, ruling or finding and which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(t)               Except as disclosed in the Pricing Prospectus, to the best of the Company’s knowledge after due inquiry, there are no costs or liabilities associated with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would have a Material Adverse Effect.

(u)             Neither the Company nor the Guarantor has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Designated Securities other than in compliance with applicable laws.

(v)              The consolidated financial statements of the Company, and the related notes thereto, included or incorporated by reference in the Pricing Prospectus and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as at the respective dates or for the respective periods to which they apply and such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as stated in the Pricing Prospectus.

(w)            KPMG AS, who have certified certain financial statements of the Company and its subsidiaries, were, as of May 2, 2019 and during the period covered by the financial statements on which they reported, independent registered public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder and the standards of the Public Company Accounting Oversight Board.

(x)              Ernst & Young AS, who have certified certain financial statements of the Company and its subsidiaries, are independent registered public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder and the standards of the Public Company Accounting Oversight Board.

(y)              The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Other than in connection with the material weakness in internal controls over financial reporting described on pages 159-161 of the Company’s Annual Report on Form 20-F for the year ended December 31, 2019, the Company’s internal control over financial reporting is effective and the Company, after reasonable investigation, is not aware of any material weaknesses in its internal control over financial reporting.

(z)              The Company has instituted and maintains controls and procedures designed to ensure, at a reasonable assurance level, compliance in all material respects with applicable anti-money laundering statutes of all United States and Norwegian jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency in the United States or Norway.

(aa)           The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company, and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; the Company’s Annual Report on Form 20-F for the year ended December 31, 2019 contains the conclusion of the Company’s management that such disclosure controls and procedures were not effective as of December 31, 2019.

3.                 Upon the execution of the Pricing Agreement applicable to any Designated Securities, the several Underwriters propose to offer such Designated Securities for sale upon the terms and conditions set forth in the Prospectus.

4.                 Designated Securities to be purchased by each Underwriter pursuant to the applicable Pricing Agreement, in the form specified in such Pricing Agreement, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company, to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company at least forty-eight hours in advance, all in the manner and at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the “Time of Delivery” for such Designated Securities.

5.                 Each of the Company and the Guarantor jointly and severally agrees with each of the several Underwriters of any Designated Securities:

(a)              (i) To prepare the Prospectus in relation to the applicable Designated Securities and the related Guarantees in a form approved by the Representatives, such approval not to be unreasonably withheld, and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of the applicable Pricing Agreement or, if applicable, such earlier time as may be required by Rule 424(b); (ii) subject to the filing requirement referred to in sub-clause (i) to make no further amendment or any supplement to the Registration Statement, the Base Prospectus, the Pricing Prospectus or the Prospectus after the date of the applicable Pricing Agreement and prior to the Time of Delivery for the Designated Securities which shall have been reasonably disapproved by the Representatives for such Designated Securities promptly after reasonable notice thereof; (iii) to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; (iv) to prepare the final term sheet, substantially in the form approved by the Representatives, to file such final term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule and to file any other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act; (v) to file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Designated Securities, and during such same period to advise the Representatives, promptly after the Company or the Guarantor receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus or free writing prospectus relating to the Designated Securities and the related Guarantees, of the suspension of the qualification of such Securities and related Guarantees for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and (vi) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus or free writing prospectus relating to the Designated Securities and the related Guarantees or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order.

(b)              If required by Rule 430B(h) under the Securities Act, to prepare a form of prospectus in a form to which the Representatives do not reasonably object and to file such form of prospectus pursuant to Rule 424(b) under the Securities Act not later than may be required by such rule and to make no further amendment or supplement to such form of prospectus which shall be disapproved by the Representatives after reasonable notice thereof.

(c)              If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement any of the Securities remain unsold by the Underwriters, to file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities in a form satisfactory to the Representatives. If at the Renewal Deadline either the Company or the Guarantor is no longer eligible to file an automatic shelf registration statement, it will, if it has not already done so, file a new shelf registration statement relating to the Securities and the Guarantees in a form satisfactory to the Representatives and will use reasonable efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline, and it will take all other action necessary to permit the public offering and sale of the Securities and the Guarantees to continue as contemplated in the expired registration statement relating to the Securities and the Guarantees. References in this Agreement to the Registration Statement shall include any such new automatic shelf registration statement or any such new shelf registration statement, as the case may be.

(d)             To endeavor to qualify the Designated Securities for offer and sale under the securities laws of such U.S. jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution or sale of the Designated Securities; provided, however, that in connection therewith neither the Company nor the Guarantor shall be required to (i) qualify as a foreign corporation or other entity or as an underwriter of securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) to file a general consent to service of process in any U.S. jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(e)              To furnish the Underwriters with copies of the Prospectus, as amended or supplemented, in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time in connection with the offering or sale of such Designated Securities prior to the expiration of nine months after the time of issue of the Prospectus and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, the Exchange Act, the Trust Indenture Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; provided, however, that in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with the offering or sale of Designated Securities at any time more than 90 days after the date of the applicable Pricing Agreement, the cost of such preparation and furnishing of such amended or supplemented Prospectus shall be borne by the Underwriters of the Designated Securities.

(f)              To make generally available to the Company’s security holders as soon as practicable an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(g)              To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Securities Act and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(h)              None of the proceeds from the sale of Securities will be lent to, invested in, or otherwise paid to or used for the benefit of any person or country, which at the time of the loan, investment or transaction is subject to U.S. Economic Sanctions. For the purpose of this paragraph, “U.S. Economic Sanctions” means any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury.

(i)               Not to solicit any offer to buy or offer to sell the Securities and the related Guarantees in the Kingdom of Norway in any way that would constitute an offer to the public as described in the Norwegian Securities Trading Act 2007, Section 7-2.

6.                    (a)          Each of the Company and the Guarantor represents and agrees that, without the prior written consent of the Underwriters, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, it has not made and will not make any offer relating to the Designated Securities that (i) would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act or (ii) would otherwise constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, required to be filed with the Commission.

(b)             Each Underwriter represents and agrees that, without the prior written consent of the Company and the Representatives, it has not made and will not make any offer relating to the Designated Securities that (i) would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act or (ii) would otherwise constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, required to be filed with the Commission; provided, however, that the Company and the Guarantor consent to the use by each Underwriter of a free writing prospectus that contains only (i) information describing the preliminary terms of the Designated Securities or their offering which, in their final form, will not be inconsistent with the final term sheet of the Company and the Guarantor prepared and filed pursuant to Section 5(a) hereof and (ii) information that describes the final terms of the Designated Securities or their offering and that is included in the final term sheet of the Company and the Guarantor prepared and filed pursuant to Section 5(a) hereof.

(c)              Any such free writing prospectus the use of which has been consented to by the Company, the Guarantor or the Underwriters (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) will be listed in Schedule III applicable to the Pricing Agreement.

(d)             The Company represents and agrees that it has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(e)               The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information contained or incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus or, when taken together with the Pricing Prospectus, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, the Company will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; except that the obligations set forth in this paragraph 6(e) do not apply to statements or omissions in an Issuer Free Writing Prospectus based upon information concerning any Underwriter furnished to the Company or the Guarantor in writing by such Underwriter through the Representatives expressly for use therein.

7.                The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities and the related Guarantees under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or otherwise producing any Agreement among Underwriters, this Agreement, any Pricing Agreement, any Indenture, any Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Designated Securities and the related Guarantees; (iii) any fees charged by securities rating services for rating the Designated Securities; (iv) filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the US Financial Industry Regulatory Authority of the terms of the sale of the Designated Securities and the related Guarantees; (v) the cost of preparing the Designated Securities and the related Guarantees; (vi) the reasonable fees and expenses of any Trustee and any agent of any Trustee and the reasonable fees and disbursements of counsel for any Trustee in connection with any Indenture and the Designated Securities; (vii) any fees charged by rating agencies in connection with the rating of the Designated Securities; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7. It is understood, however, that, except as provided in this Section, and Sections 9 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Designated Securities by them, and any advertising expenses connected with any offers they may make.

8.                The several obligations of the Underwriters under this Agreement are subject to the following conditions:

(a)               The representations and warranties of each of the Company and the Guarantor contained in this Agreement are true and correct on and as of the Time of Delivery as if made on and as of the Time of Delivery and each of the Company and the Guarantor shall have complied, in all material respects, with all of its obligations to be performed hereunder and shall have satisfied all of the conditions on its part to be performed hereunder or satisfied on or prior to the Time of Delivery.

(b)             The Prospectus in relation to the applicable Designated Securities and the related Guarantees shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; any final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company and the Guarantor pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; no stop order suspending the effectiveness or preventing the use of the Registration Statement or any part thereof, the Prospectus or any Issuer Free Writing Prospectus shall be in effect and no proceedings for such purpose shall be pending before or, to the knowledge of the Company or the Guarantor, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives.

(c)               On or after the Applicable Time and prior to the Time of Delivery,

(i)                there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)             there shall not have occurred any change, or any development involving a prospective change, in the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, other than as set forth in the Pricing Prospectus, that is so material and adverse as to make it, in the reasonable judgment of the Representatives (after consultation with the Company), impracticable or inadvisable to market the Designated Securities on the terms and in the manner contemplated in the Prospectus.

(d)              The Underwriters shall have received on the Time of Delivery certificates, dated the Time of Delivery and signed by an executive officer of the Company and the Guarantor, to the effect set forth in sub-sections (a) and, (b) above and as to the absence of a material adverse change, or any development reasonably expected to result in a prospective material adverse change in the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole. The officer signing and delivering such certificate may rely upon the best of his knowledge.

(e)               The Underwriters shall have received on the Time of Delivery an opinion of the Company’s Senior Legal Counsel dated the Time of Delivery, to the effect that:

(i)               each of the Company and the Guarantor has been duly incorporated, the Company is validly existing as a public limited company (allmennaksjeselskap) under the laws of the Kingdom of Norway, the Guarantor is validly existing as a limited company (aksjeselskap) under the laws of the Kingdom of Norway, and each of the Company and the Guarantor has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, Pricing Prospectus and the Prospectus as amended or supplemented;

(ii)             the Pricing Agreement with respect to the Designated Securities has been duly authorized, executed and delivered by each of the Company and the Guarantor and, assuming the due authorization, execution and delivery of such Pricing Agreement by or on behalf of the Underwriters, insofar as the laws of the Kingdom of Norway are concerned, such Pricing Agreement constitutes a valid and legally binding agreement of each of the Company and the Guarantor;

(iii)            the Indenture has been duly authorized, executed and delivered by the Company and the Guarantor and, assuming the due authorization, execution and delivery of the Indenture by the Trustee, insofar as the laws of the Kingdom of Norway are concerned, the Indenture constitutes a valid, legally binding and enforceable agreement against each of the Company and the Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability affecting the enforcement of creditors’ rights and general equity principles;

(iv)            the Securities to be issued by the Company have been duly authorized by the Company and the Designated Securities issued and delivered pursuant to the Pricing Agreement with respect to such Designated Securities have been duly executed, authenticated and issued and delivered by the Company and, insofar as the laws of the Kingdom of Norway are concerned, constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability affecting the enforcement of creditors’ rights and general equity principles;

(v)              the Guarantees have been duly authorized, executed and delivered by the Guarantor and constitute valid and legally binding obligations of the Guarantor enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application relating to or affecting creditors’ rights and to general equity principles;

(vi)            the execution and delivery by the Company and the Guarantor of, and the performance by the Company and the Guarantor of their respective obligations under, this Agreement and the applicable Pricing Agreement, the Designated Securities, the Guarantees and the Indenture will not contravene or result in a breach or violation of (i) the articles of association of the Company or the Guarantor, (ii) to such counsel’s knowledge, any agreement or other instrument binding upon the Company, the Guarantor or any Significant Subsidiary or to which any property or assets of the Company or any Significant Subsidiary is subject, that is material to the Company and its subsidiaries, taken as a whole, or (iii) to such counsel’s knowledge, any statute, rule, regulation, judgment, order or decree of any Governmental Agency having jurisdiction over the Company, the Guarantor or Significant Subsidiary, except statutes, rules, regulations, judgments, orders or decrees the contravention of which would not (individually or in the aggregate) have a Material Adverse Effect, and which would not affect the due authorization, execution, validity, binding effect or enforceability of this Agreement and the applicable Pricing Agreement, the Indenture, the Designated Securities or the Guarantees relating to the Designated Securities;

(vii)          no consent, approval, authorization or order of, or qualification with, any Norwegian Governmental Agency is required for the performance by the Company or the Guarantor of its obligations under this Agreement and the applicable Pricing Agreement, the Indenture, the Designated Securities or the Guarantees relating to the Designated Securities, except such as have been obtained or made and which are in full force and effect and copies of which have been furnished to the Underwriters;

(viii)         except as disclosed in the Pricing Prospectus and the Prospectus, no stamp or other issuance or transfer taxes or duties or similar fees or charges are payable by or on behalf of the Underwriters to the Kingdom of Norway or any political subdivision or taxing authority thereof or therein in connection with (i) the issuance, sale and delivery by the Company of the Designated Securities and the related Guarantees to or for the respective accounts of the Underwriters or (ii) the sale and delivery by the Underwriters of the Designated Securities and the related Guarantees in accordance with the terms of this Agreement and in the manner contemplated by the Pricing Prospectus and the Prospectus;

(ix)            the choice of New York law to govern this Agreement and the related Pricing Agreement, the Indenture and the Designated Securities and the related Guarantees is, under the laws of the Kingdom of Norway, a valid choice of law, subject to the limitation that New York law will not be applied to the extent that it would be contrary to Norwegian public policy and that Norwegian courts will apply Norwegian procedural rules in any such action or proceeding, and, subject further to the limitation that if and to the extent that proceedings have already been instituted or are pending in the courts of any country other than the Kingdom of Norway at the time the matter is brought before a court in the Kingdom of Norway, the courts of the Kingdom of Norway may think it proper in accordance with their rules not to entertain or stay an action in respect of a matter on which a court of another country has already given judgment or is entertaining proceedings; the submission to the jurisdiction of such New York courts contained in this Agreement and the related Pricing Agreement, the Indenture and the Designated Securities and the related Guarantees is valid under Norwegian law; the waiver by the Company of any objection to the venue of a proceeding in such New York courts is legal, valid and binding under Norwegian law; service of process effected in the manner set forth in Section 14(b) of this Agreement and in Section 114 of the Indenture, assuming its validity under New York law, will be effective, insofar as Norwegian law is concerned, to confer valid personal jurisdiction over the Company and the Guarantor;

(x)             the Company and the Guarantor are not entitled to any immunity to jurisdiction on the basis of sovereign immunity in any legal suit, action or proceeding against them arising out of or based on this Agreement and the related Pricing Agreement and the Indenture or the transactions contemplated thereby which is instituted in any competent court in Norway. The Company and the Guarantor’s irrevocable waiver in this Agreement and the related Pricing Agreement and the Indenture of any such immunity to which it may otherwise be entitled or become entitled is valid and binding under Norwegian law; and

(xi)             the statements in the Pricing Prospectus and the Prospectus under the captions “Enforceability of Civil Liabilities”, “Taxation — Norwegian Taxation of Debt Securities and Payments under the Guarantees” and “Taxation— Norwegian Taxation of Ordinary Shares and ADSs”, to the extent such statements relate to matters of Norwegian law or regulation or to the provision of documents governed by the laws of Norway, therein described, fairly present in all material respects the information called for with respect to such legal matters and documents and fairly summarize in all material respects the matters referred to therein as of the Time of Delivery.

In giving the foregoing opinions, such counsel may state that she has not investigated the laws of any jurisdiction other than the Kingdom of Norway as they stand and have been interpreted in published case law of the courts in the Kingdom of Norway as of the date of such opinion, and that such counsel do not express or imply an opinion on the laws of any jurisdiction other than the Kingdom of Norway.

(f)              The Underwriters shall have received on the Time of Delivery an opinion of Sullivan & Cromwell LLP, U.S. counsel for the Company and the Guarantor, dated the Time of Delivery, to the effect that:

(i)                assuming the Indenture has been duly authorized, executed and delivered by each of the Company and the Guarantor insofar as the laws of the Kingdom of Norway are concerned, it has been duly executed and delivered by each of the Company and the Guarantor; the Indenture has been duly qualified under the Trust Indenture Act of 1939 and constitutes a valid and legally binding obligation of each of the Company and the Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(ii)             assuming the Designated Securities have been duly authorized, executed, authenticated, issued and delivered by the Company insofar as the laws of the Kingdom of Norway are concerned, they have been duly executed, authenticated, issued and delivered by the Company and (assuming due authentication of the Designated Securities by the Trustee) constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(iii)            assuming the Guarantees relating to the Designated Securities have been duly authorized, executed and delivered by the Guarantor insofar as the laws of the Kingdom of Norway are concerned, the Guarantees relating to the Designated Securities have been duly executed and delivered by the Guarantor and constitute valid and legally binding obligations of the Guarantor, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(iv)             assuming the Pricing Agreement relating to the Designated Securities has been duly authorized, executed and delivered by each of the Company and the Guarantor insofar as the laws of the Kingdom of Norway are concerned, such Pricing Agreement has been duly executed and delivered by each of the Company and the Guarantor;

(v)              the issuance of the Designated Securities in accordance with the Indenture and the sale of the Designated Securities by the Company pursuant to the Underwriting Agreement do not, and the performance by the Company and the Guarantor of their respective obligations under the Indenture, the Pricing Agreement, the Designated Securities and the Guarantees (the “Opinion Documents”) will not violate any Covered Laws (as defined below) applicable to the Company or the Guarantor;

(vi)            all regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company or the Guarantor, as the case may be, under the Covered Laws for the issuance by the Guarantor of the Guarantees and the issuance, sale and delivery of the Designated Securities by the Company to the Underwriters have been obtained or made;

(vii)          neither the Company nor the Guarantor is, and after giving effect to the offering and sale of the Designated Securities and the application of the proceeds thereof as described in the Pricing Prospectus and the Prospectus, would not be on the date of such letter, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended; and

(viii)         assuming the validity of such action under Norwegian law, under the laws of the State of New York relating to submission to personal jurisdiction, each of the Company and the Guarantor has, pursuant to Section 14(b) of this Agreement and Section 114 of the Indenture validly and irrevocably submitted to the non-exclusive jurisdiction of any Federal or state court in the Borough of Manhattan, the City of New York, New York, in any suit or proceeding arising out of or related to and the transactions anticipated thereby in this Agreement and the related Pricing Agreement and the Indenture and has appointed CT Corporation System as its authorized agent for the purposes described in Section 14(b) of this Agreement and Section 114 of the Indenture.

Such counsel may state that they are expressing no opinion in paragraphs (v) and (vi) above, insofar as performance by the Company or the Guarantor of their respective obligations under any Opinion Document is concerned, as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights. Also, for purposes of the opinions in paragraphs (v) and (vi) above, “Covered Laws” means the Federal laws of the United States and the statutory laws of the State of New York (including the published rules and regulations thereunder) that in our experience normally are applicable to general business corporations and transactions such as those contemplated by the Opinion Documents; provided, however, that such term does not include Federal or state securities laws, antifraud laws or fraudulent transfer laws, tax laws, the Employee Retirement Income Security Act of 1974, antitrust laws, laws that restrict transactions between United States persons and citizens or residents of certain foreign countries or specially designated nationals and organizations or any law that is applicable to the Company, the Guarantor, the Opinion Documents or the transactions contemplated thereby solely as part of a regulatory regime applicable to the Company, the Guarantor or their affiliates due to its or their status, business or assets.

Such counsel may also state that their opinion is limited to the Federal laws of the United States and the laws of the State of New York, and that they are expressing no opinion as to the effect of the laws of any other jurisdiction. In addition, in rendering the foregoing opinion, such counsel may assume that each of the Company and the Guarantor has been duly incorporated and is an existing company under the laws of the Kingdom of Norway. With respect to all matters of Norwegian law, such counsel may note that the Underwriters have received an opinion of the Company’s and the Guarantor’s Senior Legal Counsel rendered pursuant to Section 8(e), and an opinion of Norwegian counsel to the Underwriters pursuant to Section 8(h).

Such counsel may also state that they have relied as to certain upon information obtained from officers of the Company and the Guarantor and other sources believed by them to be responsible, and that they have assumed that (1) the execution and delivery of the Indenture and the Pricing Agreement, the execution, issuance, sale and delivery of the Designated Securities and the Guarantees and the performance by the Company and the Guarantor of their respective obligations under the Opinion Documents have not resulted and will not result in any breach or violation of, or conflict with, any Norwegian statute, rule or regulation, (2) the provisions of the Indenture designating the law of the State of New York as the governing law of the Indenture are valid and binding on the Company and the Guarantor under Norwegian law, (3) the Indenture has been duly authorized, executed and delivered by the Trustee, (4) that the Designated Securities, including the Guarantees thereon, conform to the specimens thereof examined by them (5), that the Trustee’s certificates of authentication of the Designated Securities have been manually signed by one of the Trustee’s duly authorized officers, and (6) that the signatures on all documents examined by such counsel are genuine, assumptions which they have not independently verified.

Such counsel shall also state that they have reviewed the Registration Statement, the Base Prospectus, the Prospectus and the Pricing Disclosure Package and participated in discussions with representatives of the Underwriters and those of the Underwriters’ Norwegian counsel, the Company, the Guarantor and their accountants; and between the date of the final prospectus supplement relating to the Designated Securities (the “Prospectus Supplement”) and the time of delivery of the letter, they participated in further discussions with representatives of the Underwriters and those of the Company and the Guarantor and their accountants, concerning certain matters relating to the Company and the Guarantor and reviewed certificates of certain officers of the Company and the Guarantor, letters addressed to the Underwriters from the Company’s and the Guarantor’s accountants and opinions addressed to the Underwriters from the Company’s and the Guarantor’s Senior Legal Counsel; and on the basis of the information that they gained in the course of the performance of the services referred to above, considered in the light of their understanding of the applicable law (including the requirements of Form F-3 and the character of prospectus contemplated thereby) and the experience they have gained through their practice under the Securities Act, such counsel shall confirm to the Underwriters that each part of the Registration Statement, as of the date of the Prospectus Supplement, and the Base Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the requirements of the Securities Act, the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder and that the statements contained under the captions “Description of Debt Securities and Guarantees”, “Taxation — United States Taxation of Debt Securities” and “Plan of Distribution” in the Base Prospectus and under the captions “Description of Notes and Guarantees” and “Underwriting” in the Prospectus Supplement insofar as they relate to provisions of the documents or United States Federal tax law therein described and insofar as they relate to the offering of the Designated Securities, constitute a fair and accurate summary of such provisions in all material respects. and, further, nothing that came to such counsel’s attention in the course of such review has caused them to believe, insofar as relevant to the offering of the Designated Securities, (a) that the Registration Statement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) that the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) that the Base Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may note that the Base Prospectus, as supplemented by the Prospectus Supplement, does not necessarily contain a current description of the Company’s and the Guarantor’s business and affairs since, pursuant to Form F-3, it incorporates by reference certain documents filed with the Commission that contain information as of various dates.

Such counsel shall also advise the Underwriters that nothing that came to their attention in the course of the procedures described above has caused them to believe that the Base Prospectus, as supplemented by the Prospectus Supplement, as of the time of delivery of such letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such opinion may state (1) that such counsel do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Pricing Disclosure Package, except for those made under the captions “Description of Debt Securities and Guarantees,” “Taxation — United States Taxation of Debt Securities” and “Plan of Distribution” in the Base Prospectus and “Description of Notes and Guarantees” and “Underwriting” in the Prospectus Supplement insofar as they relate to provisions of the documents or United States Federal tax law therein described and insofar as they relate to the offering of the Designated Securities and (2) that they do not express any opinion or belief as to the financial statements or other financial data derived from accounting records, or the information regarding reserves and production, or the letter report of DeGolyer and MacNaughton included as an appendix to the Company’s Annual Report on Form 20-F incorporated by reference therein, contained in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Pricing Disclosure Package, or as to management’s report of its assessment of the effectiveness of the Company’s internal control over financial reporting or auditors’ report as to the Company’s internal control over financial reporting, each as included in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Pricing Disclosure Package, or as to the statement of the eligibility and qualifications of the Trustee under the Indenture under which the Designated Securities are being issued, or as to any statement made with respect to Norwegian law in the Registration Statement, the Base Prospectus, the Prospectus or the Pricing Disclosure Package; that their opinion described in this sub-section is furnished as United States counsel for the Company and the Guarantor to the Representatives of the Underwriters and is solely for the benefit of the several Underwriters in their capacity as such, and may not be relied upon by any other person; and that their opinion may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Designated Securities and may not be used in the furtherance of any offer or sale of the Securities.

(g)              The Underwriters shall have received on the Time of Delivery an opinion of U.S. counsel for the Underwriters, dated the Time of Delivery, covering certain of the matters referred to in sub-sections (i), (ii), (iii) and (iv) and the last two last paragraphs of Section 8(f).

(h)              The Underwriters shall have received on the Time of Delivery an opinion of Norwegian counsel to the Underwriters, with respect to such matters of Norwegian law and/or non-factual matters as the Representatives may reasonably request.

(i)               The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses.

(j)                The Underwriters shall have received on the date of the applicable Pricing Agreement a letter dated on the date of the applicable Pricing Agreement, in a form and substance reasonably satisfactory to the Representatives, from the independent certified accountants who have certified the financial statements of the Company and its subsidiaries included in or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Prospectus and the Prospectus.

(k)             The Underwriters shall have received on the date of the applicable Time of Delivery a letter dated on the date of the applicable Time of Delivery, in form and substance reasonably satisfactory to the Representatives, from the independent certified accountants who have certified the financial statements of the Company and its subsidiaries included in or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus to the effect that they reaffirm the statements made in the comfort letters furnished pursuant to sub-section (j) above, except that the specified date referred to shall be a date not more than three Stavanger business days prior to the Time of Delivery.

9.                    (a)         The Company and the Guarantor jointly and severally agree to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus (as amended or supplemented), any Issuer Free Writing Prospectus or any “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor the Guarantor shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, as amended or supplemented, or any Issuer Free Writing Prospectus, in each case, relating to the Designated Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company or the Guarantor by any Underwriter of Designated Securities through the Representatives expressly for use, as the case may be, in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, as amended or supplemented, relating to such Designated Securities or in any Issuer Free Writing Prospectus.

(b)              Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Company and the Guarantor against any losses, claims, damages or liabilities to which each of the Company, the Guarantor, each of its directors and officers and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, as amended or supplemented, or any Issuer Free Writing Prospectus (in each case, which relates to the Designated Securities), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, as amended or supplemented, or any Issuer Free Writing Prospectus, and, in each case, relating to the Designated Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company or the Guarantor by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and the Guarantor for any legal or other expenses reasonably incurred by the Company or the Guarantor, each of its directors and officers and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)               Promptly after receipt by an indemnified party under sub-section (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such sub- section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such sub-section. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall, so far as permitted by any insurance policy of the indemnified party and subject to the indemnifying party agreeing to indemnify the indemnified party against all judgments and other liabilities resulting from such action, be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided that, if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel, to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel), approved by the representatives representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). An indemnifying person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement. An indemnifying party will not, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)             If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under sub-section (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantor on the one hand and the Underwriters of the Designated Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations (including, without limitation, any failure by a party, promptly after its receipt of notice of the commencement of any action in respect of which contribution may be sought under this sub-section (d), to notify the other party in writing of the commencement of such action). The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters, in each case as set forth on the cover page of the Prospectus, as amended or supplemented. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this sub-section (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this sub-section (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this sub-section (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this sub-section (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Securities in this sub-section (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

(e)              The obligations of the Company and the Guarantor under this Section 9 shall be in addition to any liability which the Company or the Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each of the Company and the Guarantor and to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

10.                (a)          If any Underwriter shall default in its obligation to purchase the Designated Securities which it has agreed to purchase under the applicable Pricing Agreement, the Representatives may in their discretion, after giving notice to and consulting with the Company, arrange for themselves or another party or other parties to purchase such Designated Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Designated Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Designated Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Designated Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Designated Securities, the Representatives, the Company shall have the right to postpone the Time of Delivery for such Designated Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, as amended or supplemented, or in any other documents or arrangements, and each of the Company and the Guarantor agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to the applicable Pricing Agreement with respect to such Designated Securities.

(b)              If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives, the Company as provided in sub-section (a) above, the aggregate principal amount of such Designated Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Designated Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Designated Securities which such Underwriter agreed to purchase under the applicable Pricing Agreement and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities which such Underwriter agreed to purchase under such Pricing Agreement) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)              If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and, the Company as provided in sub-section (a) above, the aggregate principal amount of Designated Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Designated Securities, as referred to in sub-section (b) above, or if the Company shall not exercise the right described in sub-section (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then the applicable Pricing Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Guarantor, except for the expenses to be borne by the Company, the Guarantor and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.             The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantor and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company or the Guarantor, and shall survive delivery of and payment for the Designated Securities.

12.              This Agreement and any Pricing Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company and the Guarantor if (a) at any time after the execution and delivery of such agreement and prior to the Time of Delivery, (i) trading in the Company’s securities or trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the US Financial Industry Regulatory Authority, or the Oslo Stock Exchange, (ii) a general moratorium on commercial banking activities shall have been declared by national or local authorities in the Kingdom of Norway, the United States or a material disruption in clearance or settlement systems shall have occurred in the Kingdom of Norway or the United States or (iii) there shall have occurred any material outbreak or escalation of hostilities involving the Kingdom of Norway or the United States or any calamity or crisis the effect of which on the financial markets of the United States, in the reasonable judgment of the Representatives, is material and adverse and (b) in the case of any of the events specified in clauses (i) through (iii), such event singly or together with any other such event makes it, in the reasonable judgment of the Representatives, impracticable to market the Designated Securities on the terms and in the manner contemplated in the Pricing Prospectus and Prospectus.

13.             If any Pricing Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Guarantor shall then be under any liability to any Underwriter with respect to the Designated Securities covered by such Pricing Agreement except as provided in Sections 7 and 9 hereof; but, if for any other reason Designated Securities are not delivered by or on behalf of the Company as provided herein, including due to a failure of the Company or the Guarantor to satisfy the conditions to the several obligations of the Underwriters under Section 8 of this Agreement, the Company will reimburse the Underwriters through the Representatives for all reasonable out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such

Designated Securities, but neither the Company nor the Guarantor shall then be under further liability to any Underwriter with respect to such Designated Securities except as provided in Sections 7 and 9 hereof.

14.                 (a)         This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)              Each of the Company and the Guarantor submits to the non-exclusive jurisdiction of any Federal or state court in the City, County and State of New York, United States of America, in any legal suit, action or proceeding based on or arising under this Agreement and agrees that all claims in respect of such suit or proceeding may be determined in any such court. Each of the Company and the Guarantor waives, to the fullest extent permitted by law, any objections to venue, the defense of an inconvenient forum or objections to personal jurisdiction with respect to the maintenance of such legal suit, action or proceeding. Each of the Company and the Guarantor hereby designates and appoints CT Corporation System (or any successor corporation), located at 28 Liberty St., New York, New York 10005 (or at such other address in the Borough of Manhattan, The City of New York, as the Company may designate by written notice to the Trustee) (the “Process Agent”), as its authorized agent, upon whom process may be served in any such legal suit, action or proceeding, it being understood that the designation and appointment of CT Corporation System as such authorized agent shall become effective immediately without any further action on the part of the Company or the Guarantor. Such appointment shall be irrevocable to the extent permitted by Norwegian law for a period of three years from and after the Time of Delivery and subject to the appointment of a successor agent in the United States for the remainder of such three-year period on terms substantially similar to those contained in this Section 14(b) and reasonably satisfactory to the Representatives. If the Process Agent shall cease to act as the Company’s and the Guarantor’s agent for service of process, the Company and the Guarantor shall appoint, without unreasonable delay, another such agent, and notify the Representatives of such appointment. Each of the Company and the Guarantor represents to the Underwriters that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same in writing. Each of the Company and the Guarantor hereby authorizes and directs the Process Agent to accept such service. Each of the Company and the Guarantor further agrees that service of process upon the Process Agent and notice by certified mail of said service to the Company or the Guarantor shall be deemed in every respect effective service of process upon the Company or the Guarantor in any such legal suit, action or proceeding. Nothing herein shall affect the right of any Underwriter or any person controlling any Underwriter to serve process in any other manner permitted by law.

(c)              Each of the Company and the Guarantor irrevocably waives any immunity to jurisdiction based on a legal theory of sovereign immunity to which it may otherwise be entitled or become entitled to in any legal suit, action or proceeding against it by any Underwriter arising out of or based on this Agreement which is instituted in any competent court.

(d)             The obligation of the parties to make payments hereunder is in U.S. dollars (the “Obligation Currency”) and such obligation shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in any currency other than the Obligation Currency or any other realization in such other currency, whether as proceeds of set-off, security, guarantee, distributions, or otherwise, except to the extent to which such tender, recovery or realization shall result in the receipt by the party which is to receive such payment of the full amount of the Obligation Currency expressed to be payable hereunder. The party liable to make such payment agrees to indemnify the party which is to receive such payment for the amount (if any) by which such receipt shall fall short of the full amount of the Obligation Currency expressed to be payable hereunder and the party which is to receive such payment agrees to pay to the party liable to make such payment the amount (if any) by which such receipt shall exceed the full amount of the Obligation Currency, and, in each case, such obligation shall not be affected by judgment being obtained for any other sums due under this Agreement. The parties agree that the rate of exchange which shall be used to determine if such tender, recovery or realization shall result in the receipt by the party which is to receive such payment of the full amount of the Obligation Currency expressed to be payable hereunder shall be the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York for the business day preceding that on which the judgment becomes a final judgment.

15.              In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the applicable Pricing Agreement.

16.              All statements, requests, notices and agreements hereunder shall be in writing and, if to the Underwriters, shall be delivered or sent by telex, facsimile transmission, or in writing delivered by hand, or by telephone (to be promptly confirmed by telex or fax) to you as the Representatives to the address specified in the applicable Pricing Agreement; and, if to the Company or the Guarantor, shall be delivered or sent by telex, facsimile transmission, or in writing delivered by hand, or by telephone (to be promptly confirmed by telex or fax) to the address of the Company set forth in the Registration Statement. Any such notices shall take effect upon receipt thereof.

17.             This Agreement and each Pricing Agreement shall be binding on, and inure solely to the benefit of, the Company, the Guarantor, the Underwriters and, to the extent provided in Sections 9 hereof, the officers and directors of the Company and the Guarantor and any controlling or affiliated persons referred to therein and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Designated Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

18.             Each of the Company and the Guarantor acknowledges and agrees that (i) the purchase and sale of the Designated Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantor, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Guarantor, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Guarantor on other matters) or any other obligation to the Company or the Guarantor except the obligations expressly set forth in this Agreement and (iv) each of the Company and the Guarantor has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Company and the Guarantor agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Guarantor, in connection with such transaction or the process leading thereto.

19.              Time shall be of the essence in connection with each Pricing Agreement. For purposes of this Agreement, (i) the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business; and (ii) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

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